                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Soliciting Material Pursuant to Rule 14a-12

                                      INET TECHNOLOGIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                            INET TECHNOLOGIES, INC.
                          1500 NORTH GREENVILLE AVENUE
                            RICHARDSON, TEXAS 75081
                                 April 16, 2001

Dear Stockholder:

    You are cordially invited to attend the Inet Technologies, Inc. 2001 Annual Meeting of Stockholders, which will be held at Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas on Wednesday, May 16, 2001 at 10:00 a.m. (Central
Time).

    Details of the business to be conducted at the meeting, which includes the election of two Class I members of our Board of Directors, are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

    After careful consideration, our Board of Directors has approved the proposal set forth in the Proxy Statement and recommends that you vote for such proposal.

    In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the meeting and wish to change your proxy vote, you may do so simply by revoking your proxy and voting in person at the Annual Meeting.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Elie S. Akilian

                                          Elie S. Akilian

                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                          /s/ Samuel S. Simonian

                                          Samuel S. Simonian

                                          CHAIRMAN OF THE BOARD

                             YOUR VOTE IS IMPORTANT
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                     [LOGO]

                            INET TECHNOLOGIES, INC.
                          1500 NORTH GREENVILLE AVENUE
                            RICHARDSON, TEXAS 75081

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 16, 2001

                             ---------------------

To the Stockholders of Inet Technologies, Inc.:

    The 2001 Annual Meeting of Stockholders of Inet Technologies, Inc. will be held at Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas on Wednesday, May 16, 2001 at 10:00 a.m. (Central Time) for the following purposes:

    1. To elect two Class I directors to serve until the 2004 Annual Meeting of Stockholders, or until their successors have been elected and qualified.

    2. To act upon such other business as may properly come before the meeting or any adjournments thereof.

    Only stockholders of record at the close of business on April 2, 2001 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our offices for a period of at least ten days prior to the meeting. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided. The prompt return of your proxy card will assist us in preparing for the meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting. It may be possible for you to vote in person at the meeting even if you have returned a proxy. Please review the Proxy Statement for more information.

                                          By order of our Board of Directors,

                                          /s/ Mark H. Kleinman

                                          Mark H. Kleinman
                                          SECRETARY

Richardson, Texas
April 16, 2001

                            INET TECHNOLOGIES, INC.
                          1500 NORTH GREENVILLE AVENUE
                            RICHARDSON, TEXAS 75081

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

    These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Inet Technologies, Inc., a Delaware corporation, for the 2001 Annual Meeting of Stockholders to be held on Wednesday, May 16, 2001 at 10:00 a.m. (Central Time) and at any adjournment or postponement thereof. These proxy materials were first mailed to stockholders of record beginning on or about April 16, 2001.

                               PURPOSE OF MEETING

    The specific proposal to be considered and acted upon at the meeting is summarized in the accompanying Notice of Annual Meeting of Stockholders. The proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

    Our 2000 Annual Report has been mailed concurrently with the mailing of the Notice of Annual Meeting of Stockholders and this Proxy Statement to all stockholders entitled to notice of, and to vote at, the meeting. The 2000 Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

    We have fixed April 2, 2001 as the record date for determining those stockholders who are entitled to notice of, and to vote at, the meeting. At the close of business on the record date, we had approximately 46,578,505 outstanding shares of our common stock.

    The accompanying proxy card is designed to permit each holder of common stock as of the close of business on the record date to vote on the proposal to be considered at the meeting. A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all nominees for election to the Board. If a choice as to the matters coming before the meeting has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the proposal described in the Notice of Annual Meeting and in this Proxy Statement.

    Any stockholder executing a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering written notice of such revocation to the Secretary of the meeting before the meeting or by properly executing and delivering a proxy bearing a later date. Proxies also may be revoked by any stockholder present at the meeting who elects to vote his, her or its shares in person. Attendance at the meeting does not in itself constitute the revocation of a proxy. In addition, if your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

    The presence, in person or by proxy, of the holders of a majority of the shares of our outstanding common stock entitled to vote is necessary to constitute a quorum at the meeting. Each of our stockholders is entitled to one vote for each share of our common stock held by that stockholder as of the record date. Cumulative voting is not permitted in the election of directors. Abstentions and broker non-votes (I.E., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

    As of February 28, 2001, our directors and executive officers beneficially owned an aggregate of approximately 36,479,364 shares of our common stock, not including shares of common stock issuable upon exercise of outstanding stock options, constituting approximately 78.5% of the shares of our common stock outstanding. It is expected that such directors and executive officers will vote or direct the vote of all shares of our common stock held or owned by such persons, or over which such persons have voting control, in favor of the proposal described in this Proxy Statement. Nonetheless, the approval of the proposal is not assured. See "Principal Stockholders."

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Our Board of Directors is divided into three classes, which are as nearly equal in size as is practicable, designated Class I, Class II and Class III, with the term of office of one class expiring each year at our Annual Meeting of Stockholders. The term of office of the Class I directors, James R. Adams and Grant A. Dove, expires at our 2001 Annual Meeting of Stockholders; the term of office of the Class II directors, Mark A. Weinzierl and William H. Mina, expires at our 2002 Annual Meeting of Stockholders; and the term of office of the Class III directors, Elie S. Akilian and Samuel S. Simonian, expires at our 2003 Annual Meeting of Stockholders, or in each case upon the election and qualification of their successors. Directors to replace those of a class whose terms expire at a given annual meeting shall be elected to hold office until the third succeeding annual meeting or until their respective successors have been elected and qualified.

NOMINEES FOR DIRECTOR

    James R. Adams and Grant A. Dove, each of whom presently serves as a Class I director, have each been nominated for election at the meeting to serve as a Class I director for a term expiring at our 2004 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified. Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for each of these Board nominees. Each of the nominees has indicated his willingness to serve as a member of the Board if elected; however, if any nominee should become unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote for a substitute nominee who is designated by our present Board of Directors. It is not expected that any nominee will be unable or will decline to serve as a director.

VOTE REQUIRED

    The vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors is necessary for the election of a director. As a result, the two nominees receiving the greatest number of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall be elected to our Board of Directors, even if any such nominee receives the vote of less than a majority of the outstanding shares. Abstentions, instructions withholding authority and broker non-votes have no effect on the determination of plurality, except to the extent that they affect the total votes received by any particular nominee.

    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN THIS PROXY STATEMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

    The nominees for election at the meeting as Class I directors are:

                 NAME                      AGE                    POSITION
---------------------------------------  --------   -------------------------------------
James R. Adams.........................     61      Director
Grant A. Dove..........................     72      Director

    MR. ADAMS has served as a director of Inet since June 1999. Mr. Adams has served as a director of Texas Instruments Incorporated since 1989 and served as its Chairman of the Board from 1996 to 1998. He previously served as President of SBC Communications, Inc. from 1992 to 1995 and as President of Southwestern Bell Telephone Company from 1988 to 1992. He serves as a director of Storage Technology Corp. and Prodigy Communications Corporation. Mr. Adams holds an M.B.A. from the University of Texas at Austin and a B.S. in Math and Physics from Texas A&M University.

    MR. DOVE has served as a director of Inet since June 1999. Mr. Dove has served as Managing Partner of Technology Strategies & Alliances since 1991. Prior to joining Technology Strategies & Alliances, Mr. Dove served as Chairman and Chief Executive Officer of the Microelectronics and Computer Technology Corporation. He currently serves as a director of Cooper Cameron Corporation, InterVoice-Brite, Inc., Netpliance, Inc. and Intrusion.com, Inc. Mr. Dove holds a B.S. in Electrical Engineering from Virginia Polytechnic Institute and State University.

OTHER DIRECTORS

    Our current Class II directors, who are not standing for reelection at the meeting and whose terms will expire at our 2002 Annual Meeting of Stockholders, are as follows:

                 NAME                      AGE                    POSITION
---------------------------------------  --------   -------------------------------------
Mark A. Weinzierl......................     37      Director
William H. Mina........................     56      Senior Vice President of
                                                    Administration and Legal Affairs, and
                                                    Director

    MR. WEINZIERL co-founded Inet in 1989 and has served as a director since that time. Since February 2000, he has served as President and Chief Executive Officer of Enfora, Inc., a provider of wireless data modems. He served as Executive Vice President of Inet from March 1990 to February 2000.
Mr. Weinzierl received his B.S. in Electrical Engineering from Iowa State University and attended the University of Texas at Dallas M.B.A. program.

    MR. MINA has served as a director since 1996 and as Senior Vice President of Administration and Legal Affairs since February 2000. He served as Senior Vice President of Finance and Administration from April 1999 to February 2000. He previously served as our Senior Vice President and Chief Financial Officer from February 1997 to April 1999. From 1985 to February 1997, Mr. Mina was employed by Wafra Investment Advisory Group Inc., a New York-based investment banking firm. While at Wafra, he served in various positions, including Senior Vice President and Chief Financial Officer. Mr. Mina holds an M.B.A. from Southern Methodist University and a B.A. in Business Administration from Dallas Baptist University. Mr. Mina is married to Mr. Simonian's aunt.

    Our current Class III directors, who are not standing for reelection at the meeting and whose terms will expire at our 2003 Annual Meeting of Stockholders, are as follows:

                 NAME                      AGE                    POSITION
---------------------------------------  --------   -------------------------------------
Elie S. Akilian........................     44      President, Chief Executive Officer
                                                    and Director
Samuel S. Simonian.....................     45      Chairman of the Board

    MR. AKILIAN co-founded Inet in 1989, has served as a director since that time and has served as President and Chief Executive Officer since April 1999. He previously served as Executive Vice President responsible for sales and marketing from March 1989 to April 1999. Mr. Akilian received his B.S. in Electrical Engineering from the University of Texas at Arlington.

    MR. SIMONIAN co-founded Inet in 1989 and has served as Chairman of the Board since that time. He previously served as President from 1989 to April 1999 and as Chief Executive Officer from March 1994 to April 1999. Mr. Simonian currently serves as President of Epygi Technologies, Ltd., a broadband networking company. Mr. Simonian holds a B.S. in Electrical Engineering from the University of Texas at Arlington. Mr. Simonian is the nephew of Mr. Mina's spouse.

DIRECTOR COMPENSATION AND INDEMNIFICATION ARRANGEMENTS

    Directors who are not our employees or employees of any of our subsidiaries, other than Messrs. Simonian and Weinzierl, receive $5,000 per quarter for services as members of our Board of Directors and committees thereof. In addition, all directors are reimbursed for out-of-pocket expenses incurred in attending meetings of our Board and committees on which they serve. Each individual who joins the Board will receive a non-qualified option to purchase 20,000 shares of common stock under our 1998 Stock Option/Stock Issuance Plan at the time of his or her commencement of Board service, provided such individual has not otherwise previously been employed by us. In addition, at each Annual Meeting of Stockholders, each individual who is to continue to serve as a non-employee Board member, other than Messrs. Simonian and Weinzierl, will receive an automatic grant of 10,000 non-qualified stock options under our 1998 Stock Option/Stock Issuance Plan. Each option will have an exercise price per share equal to 100% of the fair market value per share of our common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by us, at the exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. Each 20,000-share grant will vest, and our repurchase rights will lapse, in three equal annual installments over the director's period of Board service, with the first installment to vest one year from the option grant date. Each additional 10,000-share grant will vest upon the director's completion of one year of Board service measured from the grant date. Messrs. Adams and Dove each received options to purchase 10,000 shares in 2000.

    We maintain directors' and officers' liability insurance and our Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers. In addition, our Certificate of Incorporation limits the liability of our directors to us and our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

BOARD MEETINGS AND COMMITTEES

    Our Board of Directors met six times during 2000 and acted four times by unanimous written consent. During 2000, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period.

    We have standing Compensation, Audit and Secondary Stock Option Committees to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2000 are set forth below.

    The Compensation Committee has the responsibility for establishing the compensation payable to our Chief Executive Officer and is responsible for establishing compensation payable to our other executive officers based on recommendations made by the Chief Executive Officer. The Compensation Committee also is responsible for the overall administration of our employee benefit plans, including our employee stock plans. The current members of the Compensation Committee are James R. Adams (Chairman) and

Grant A. Dove. In 2000, the Compensation Committee met two times and acted by written consent seven times.

    The Audit Committee assists in the selection of our independent auditors and is responsible for designating those services to be performed by, and maintaining effective communication with the auditors. The current members of the Audit Committee are Grant A. Dove (Chairman) and James R. Adams. In 2000, the Audit Committee met seven times and acted by written consent one time.

    The Secondary Stock Option Committee has the authority, as delegated by our Compensation Committee, to approve limited grants of options from our 1998 Stock Option/Stock Issuance Plan to employees who are not Section 16 officers. Our Chief Executive Officer is the sole member of the Secondary Stock Option Committee. In 2000, the Secondary Stock Option Committee acted 18 times by written consent.

    We do not have a standing Nominating Committee or any other committee performing similar functions, and these matters are considered at meetings of the full Board of Directors.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth specified information regarding the beneficial ownership of our common stock as of February 28, 2001 by (1) each person who is known by us to own beneficially more than five percent of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table below and (4) all executive officers and directors as a group.

                                                            AMOUNT AND NATURE
                                                              OF BENEFICIAL     PERCENT OF
                           NAME                               OWNERSHIP (1)       CLASS
----------------------------------------------------------  -----------------   ----------
Elie S. Akilian (2).......................................      12,599,083(3)      27.1%
Samuel S. Simonian (4)....................................      12,243,983(5)      26.3
Mark A. Weinzierl (6).....................................      11,470,784         24.7
William H. Mina...........................................         101,200(7)         *
James R. Adams............................................          35,480(8)         *
Grant A. Dove.............................................          32,400(9)         *
Pierce E. Brockman........................................         144,885(10)        *
Luis J. Pajares...........................................          75,716(11)        *
Jeffrey A. Kupp...........................................          22,006(12)        *
All executive officers and directors as a group (eleven
  persons)................................................      36,730,614(13)     79.0

------------------------

*   Indicates less than 1%.

(1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission, or SEC. Percentage of beneficial ownership is based on 46,491,955 shares of our common stock outstanding as of February 28, 2001. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following
    February 28, 2001 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) The address for the stockholder is 1500 North Greenville Avenue, Richardson, Texas 75081.

(3) Includes 178,600 shares held by the stockholder's minor children.

(4) The address for the stockholder is 5040 Addison Circle, #225, Addison, Texas 75001.

(5) Includes 267,900 shares held by the stockholder's minor children.

(6) The address for the stockholder is 661 East 18th Street, Plano, Texas 75074.

(7) Includes 65,000 shares subject to options and 200 shares held jointly by the stockholder and his spouse.

(8) Consists of 4,180 shares held directly, 10,000 shares subject to options, 21,200 shares held by limited partnerships controlled by the stockholder and 100 shares held by the stockholder's son.

(9) Includes 30,000 shares subject to options.

(10) Includes 50,000 shares subject to options.

(11) Includes 75,000 shares subject to options.

(12) Includes 18,750 shares subject to options.

(13) Includes 251,250 shares subject to options.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

    Our executive officers are as follows:

                 NAME                      AGE                    POSITION
---------------------------------------  --------   -------------------------------------
Samuel S. Simonian.....................     45      Chairman of the Board
Elie S. Akilian........................     44      President, Chief Executive Officer
                                                    and Director
William H. Mina........................     56      Senior Vice President of
                                                    Administration and Legal Affairs, and
                                                    Director
Pierce E. Brockman.....................     37      Senior Vice President and Chief
                                                    Technology Officer
Luis J. Pajares........................     40      Senior Vice President of Sales,
                                                    Marketing and Customer Operations
Jeffrey A. Kupp........................     38      Vice President and Chief Financial
                                                    Officer
Mark H. Kleinman.......................     39      Vice President, General Counsel and
                                                    Secretary

    Biographical information for Messrs. Simonian, Akilian and Mina is set forth under Proposal 1--Election of Directors.

    MR. BROCKMAN has served as Senior Vice President and Chief Technology Officer since April 1999. He served as Vice President of Software Development from January 1998 to April 1999. He previously served as Director of Software Development from March 1995 to January 1998, and has held various other positions since joining Inet in September 1990. Mr. Brockman holds a B.S. in Computer Science from Texas Tech University and a M.S. in Computer Science from The University of Texas at Dallas.

    MR. PAJARES has served as Senior Vice President of Sales, Marketing and Customer Operations since September 1999. From 1994 to September 1999,
Mr. Pajares was employed by DSC/Alcatel, a manufacturer of telecommunications equipment, where he served in various positions, including Vice President-- International Business and Vice President--Wireless Networks. Mr. Pajares holds a B.A. from the University of Florida and an M.B.A. from The University of Dallas.

    MR. KUPP has served as Vice President and Chief Financial Officer since February 2000. From November 1997 to February 2000, Mr. Kupp was employed by IEX Corporation (a Tekelec Company), a provider of telecommunications software products, as Vice President of Finance and Chief Financial Officer. From
January 1997 to November 1997, Mr. Kupp was employed by CS Wireless
Systems, Inc., a wireless video and internet access provider, as Senior Vice President and Chief Financial Officer. From 1995 to 1997, Mr. Kupp worked as Director in the Corporate Finance department of DSC Communications Corporation, which is now named Alcatel. Mr. Kupp holds a B.A. in Accounting and Computer Science from Asbury College and an M.B.A. from The Johnson Graduate School of Management at Cornell University. Mr. Kupp is a Certified Public Accountant.

    MR. KLEINMAN has served as Vice President, General Counsel and Secretary since January 2001. He served as Vice President, Legal from June 2000 to
January 2001. From May 1996 to April 2000, he served as Assistant General Counsel of Sterling Software, Inc., a worldwide supplier of computer software and services. Prior to that time, Mr. Kleinman was a shareholder in Stanley, Mandel & Kleinman, P.C., a Dallas-based law firm. Mr. Kleinman holds a B.A. in Government from The University of Texas at Austin and a J.D. from The University of Texas School of Law.

EMPLOYMENT CONTRACTS; CHANGE-IN-CONTROL AND INDEMNIFICATION ARRANGEMENTS

    The executive officers serve at the discretion of our Board of Directors. We presently do not have an employment agreement in effect with any of our officers named in the Summary Compensation Table below, other than Mr. Pajares. Our employment agreement with Mr. Pajares provides for an annual base salary set by our Board with an annual variable bonus, which is based primarily on our sales order activity. The initial term of the agreement ends in August 2001 and is subject to automatic renewal on a year-to-year basis, unless either party provides advance notice of termination as provided in the agreement. In the event Mr. Pajares' employment is terminated in connection with a change in control of Inet, all of the 200,000 incentive stock options granted under the agreement and not otherwise vested will become fully vested. In the event
Mr. Pajares' employment is terminated by Mr. Pajares for good reason (as defined) or by Inet for any reason other than for cause (as defined), then
Mr. Pajares will be entitled to receive an amount equal to his then-current base salary for six months and a variable bonus equal to $150,000 less any variable bonus previously paid during that calendar year. Mr. Pajares also is eligible for continued medical benefits for 12 months following the termination of his employment.

    We have entered into indemnification agreements with all of our executive officers. We maintain directors' and officers' liability insurance and our Bylaws provide for mandatory indemnification of officers to the fullest extent permitted by Delaware law.

SUMMARY COMPENSATION TABLE

    The following table provides summary information concerning the compensation earned during each of our last three fiscal years by our current Chief Executive Officer and each of the other five most highly compensated executive officers for services rendered during 2000 in all capacities to us and our subsidiaries. These individuals are referred to as the Named Officers. No individual resigned during the last fiscal year who would otherwise have been required to have been included in the table.

                                                                                      LONG-TERM
                                                          ANNUAL COMPENSATION (1)   COMPENSATION
                                                          -----------------------   -------------
                                                                                       OPTIONS       ALL OTHER
            NAME AND POSITION(S)                 YEAR       SALARY       BONUS      (# OF SHARES)   COMPENSATION
---------------------------------------------  --------   ----------   ----------   -------------   ------------
Elie S. Akilian .............................    2000      $204,000     $375,000             --        $   192(3)
President, Chief Executive Officer and           1999       204,000      460,250             --            192(3)
Director                                         1998       204,000      425,250             --            204(3)

Samuel S. Simonian ..........................    2000       204,000      100,000             --            192(3)
Chairman of the Board                            1999       204,000      335,250             --            192(3)
                                                 1998       204,000      455,250             --            204(3)

William H. Mina .............................    2000       200,000      100,000             --         13,423(4)
Senior Vice President of Administration and      1999       192,075      100,250             --         17,050(4)
Legal Affairs, and Director                      1998       180,000      160,250         65,000         29,828(4)

Pierce E. Brockman (2) ......................    2000       150,000      150,000         75,000         11,866(5)
Senior Vice President and Chief Technology       1999       123,250          250             --         10,966(5)
Officer

Luis J. Pajares (2) .........................    2000       171,231      178,207             --         13,267(6)
Senior Vice President of Sales, Marketing and    1999        53,455      194,000        200,000            192(6)
Customer Operations

Jeffrey A. Kupp (2) .........................    2000       154,450      150,000         75,000         12,078(7)
Vice President and Chief Financial Officer

------------------------

(1) Excludes perquisites and other benefits, the aggregate of which did not exceed 10% of the Named Officer's total salary and bonus.

(2) Although Mr. Brockman was elected an executive officer in April 1999, compensation is reported for the full year. Mr. Pajares joined Inet in September 1999. Mr. Kupp joined Inet in February 2000.

(3) Represents life insurance premiums paid on behalf of the officer.

(4) Consists of life insurance premiums paid on behalf of the officer as well as contributions by us to the officer's participation in our 401(k) plan of $13,231 for 2000, $16,858 for 1999 and $29,624 for 1998.

(5) Consists of life insurance premiums paid on behalf of the officer as well as contributions by us to the officer's participation in our 401(k) plan of $11,674 for 2000 and $10,774 for 1999.

(6) Consists of life insurance premiums paid on behalf of the officer as well as contributions by us to the officer's participation in our 401(k) plan of $13,076 for 2000.

(7) Consists of life insurance premiums paid on behalf of the officer as well as $11,918 of contributions by us to the officer's participation in our 401(k) plan.

OPTION GRANTS IN 2000

    The following table provides information related to options to purchase our common stock granted to the Named Officers during 2000. The Company did not grant stock appreciation rights during 2000.

                                             INDIVIDUAL GRANTS (1)
                                         ------------------------------                       POTENTIAL REALIZABLE VALUE
                                         PERCENTAGE OF                                          AT ASSUMED ANNUAL RATES
                                             TOTAL                                                  OF STOCK PRICE
                          NUMBER OF         OPTIONS                                             APPRECIATION FOR OPTION
                         SECURITIES       GRANTED TO                                                   TERM (3)
                         UNDERLYING      EMPLOYEES IN    EXERCISE PRICE                       ---------------------------
        NAME           OPTIONS GRANTED       2000        PER SHARE (2)     EXPIRATION DATE         5%            10%
---------------------  ---------------   -------------   --------------   -----------------   ------------   ------------
Pierce E. Brockman...       75,000           4.19%           $40.63       August 11, 2010      $1,916,163     $4,855,934
Jeffrey A. Kupp......       75,000           4.19             49.00       February 14, 2010     2,311,188      5,857,004

--------------------------

(1) Each option has a ten-year term and becomes exercisable in four equal annual installments upon the optionee's completion of each year of service measured from the grant date. In addition, each option becomes exercisable on an accelerated basis upon a liquidation or dissolution of Inet or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities, unless the option is assumed by the acquiring, surviving or resulting entity. In addition, the Compensation Committee may accelerate the vesting of each option in the event of (a) a change in the composition of our Board of Directors over a period of two years or less such that those individuals serving as directors at the beginning of the period cease to represent a majority of the Board or (b) a change of ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a hostile tender offer.

(2) The exercise price may be paid in cash or in shares of our common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee also may assist an optionee in the exercise of an option by authorizing a loan from Inet in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise.

(3) The potential realizable value columns of the table above illustrate the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the price of our common stock over the terms of the options. These amounts do not take into account provisions providing for termination of the options following termination of employment or vesting over a four year period. The use of the assumed 5% and 10% returns is established by the SEC and is not intended by the Company to forecast possible future appreciation of the price of the Common Stock.

AGGREGATE OPTION EXERCISES IN 2000 AND DECEMBER 31, 2000 OPTION VALUES

    The following table provides information concerning options exercised by the Named Officers during 2000 and option holdings at December 31, 2000 by each of the Named Officers. No stock appreciation rights were exercised during 2000 and none were outstanding at December 31, 2000.

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS AT DECEMBER 31,       IN-THE-MONEY OPTIONS AT
                                      SHARES                                2001 (1)              DECEMBER 31, 2000 (1)(2)
                                    ACQUIRED ON                    ---------------------------   ---------------------------
               NAME                  EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------  -----------   --------------   -----------   -------------   -----------   -------------
Elie S. Akilian...................         --               --           --              --             --              --
Samuel S. Simonian................         --               --           --              --             --              --
William H. Mina...................    110,000       $4,685,060           --          65,000             --      $2,359,500
Pierce E. Brockman................     17,500          513,625           --         125,000             --       1,815,000
Luis J. Pajares...................         --               --       75,000         125,000       $651,563       1,085,937
Jeffrey A. Kupp...................         --               --           --          75,000             --              --

------------------------

(1) "Exercisable" refers to those options that were both exercisable and vested, while "Unexercisable" refers to those options that were unvested.

(2) Value is determined by subtracting the exercise price from the fair market value of our common stock at December 31, 2000 ($40.50 per share based upon the closing price of our common stock on the Nasdaq Stock Market on such date) and multiplying by the number of shares underlying the options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Our Compensation Committee was formed in July 1999. Messrs. Adams and Dove have served as the sole members of the Compensation Committee since that time. Neither of these persons is an officer or employee, or former officer or employee, of us or any of our subsidiaries. No current executive officer has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT ON EXECUTIVE COMPENSATION

    During 2000, compensation decisions concerning our executive officers were made by the Compensation Committee of the Board of Directors, which is composed of the non-employee directors listed below. The following report describes the procedures employed by the Compensation Committee in formulating the compensation policy for our executive officers during 2000.

    It is the duty of our Compensation Committee to recommend to our Board of Directors the compensation payable to our Chief Executive Officer and the compensation payable to our other executive officers (taking into account the recommendation of our Chief Executive Officer), and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation policies should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

    The following objectives are evaluated and considered when making compensation decisions: (1) provide competitive annual cash compensation to attract, retain and motivate high-caliber executives; (2) in at-risk compensation, align the interests of executives with those of our stockholders through equity-based compensation and/or equity ownership; (3) communicate overall corporate objectives to executives so that all parties are working towards similar goals; and (4) deliver compensation through cost- and tax-effective programs.

GENERAL

    Our overall philosophy is to reward executives for building long-term value for our stockholders. We compensate our executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both our near-term and long-term financial performance. In addition, our compensation structure also rewards individual performance that furthers our goals. Elements of our compensation structure include the following:

    - Base salary

    - Annual incentives

    - Equity incentives/equity ownership

    Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provide a level of compensation roughly equivalent to that paid by peer companies, as further discussed below. The actual value of total compensation is ultimately based on performance, and will be strongly linked to stockholder value.

BASE SALARY

    Base salary and increases in base salary are primarily determined by individual performance. Each executive officer's base salary is adjusted each year on the basis of (1) the Compensation Committee's evaluation of the officer's personal performance for the year taking into account the recommendation of the Chief Executive Officer and (2) the competitive marketplace for persons in comparable positions, with the goal to provide base compensation roughly in the median range of the levels paid by peer companies. Our performance and profitability also may be a factor in determining the base salaries of executive officers. In many instances, the qualitative factors involve a subjective assessment by the Compensation Committee.

ANNUAL INCENTIVES

    We maintain annual cash incentive bonus programs to reward executive officers and other key employees for attaining pre-established corporate performance goals. The annual incentives vary significantly and in general are based on our profitability, revenue growth and total stockholder return; the achievement of our strategic objectives; and each individual's contribution towards that performance. As discussed under "Management Compensation--Employment Contracts; Change-in-Control and Indemnification Arrangements," cash incentive compensation paid to our Senior Vice President of Sales, Marketing and Customer Operations is based primarily on our sales order activity. In setting corporate performance goals, we consider our historical performance and underlying business model, as well as external and internal expectations related to overall financial and operating performance, with the goal to provide cash incentive compensation in the upper range of the levels paid by peer companies.

EQUITY INCENTIVES/EQUITY OWNERSHIP

    As mentioned, we believe it is important to align the interests of the executive officers with those of our stockholders. In our opinion, equity incentives and ownership are a way of achieving this objective. Our Chief Executive Officer, one of our founders, maintains a substantial ownership of our common stock, owning approximately 27% of total shares outstanding. For the executive officers who do not have substantial outright ownership, we believe equity-based incentives are an effective means of aligning the interests of executives with those of stockholders. We utilize our stock incentive plans to implement the equity-based incentives. Options granted under our plans have an exercise price equal to the market price of our stock on the date of grant, generally vest on a pro rata basis over four years and carry a ten-year term. In general, the greater responsibility an executive officer has, the greater the equity portion of his or her total compensation package, with the goal to provide equity-based incentives in the upper range of the levels implemented by peer companies. To encourage employee ownership and to incent employees to grow the value of the business through performance, we grant stock options to nearly all of our employees. Additionally, employees have the ability to participate in our Employee Stock Purchase Plan.

COMPLIANCE WITH THE INTERNAL REVENUE CODE

    Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation, other than performance-based compensation, in excess of $1,000,000 paid by a corporation to its chief executive officer and the other most highly compensated executive officers of a corporation. We have not and do not currently anticipate paying cash compensation in excess of $1,000,000 per annum to any employee. None of the compensation paid by us in 2000 was subject to the limitation on deductibility. Our Board of Directors and Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

CEO COMPENSATION

    In setting compensation payable to our Chief Executive Officer, Mr. Akilian, the Compensation Committee has sought to be competitive with companies of similar size within the industry. Given that consideration, Mr. Akilian's compensation is tied to our performance and to his personal performance. In 2000, Mr. Akilian earned a based salary of $204,000 and cash bonus of $375,000. The bonus for 2000 was based on our revenue and profitability performance and Mr. Akilian's significant contribution to that performance in terms of both leadership and strategic vision. Our 2000 results reflected record revenues and profitability. Revenues increased 44.6% in 2000 over 1999, and earnings per diluted share increased 47.4% in 2000 over 1999, excluding the one-time gain from the sale of our wireless data assets in 1999.

SUMMARY

    It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, in both the short and long term.

    Submitted by the Compensation Committee of the Board of Directors:

                                          James R. Adams (Chairman)
                                          Grant A. Dove

STOCK PERFORMANCE GRAPH

    The graph below depicts our stock price as an index assuming $100 invested on May 27, 1999, the date of our initial public offering, along with the composite prices of companies listed in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The comparisons in the graph are required by regulations of the SEC and are not intended to forecast or to be indicative of the possible future performance of our common stock.

   COMPARISON OF THE CUMULATIVE TOTAL RETURN* AMONG INET TECHNOLOGIES, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ TELECOMMUNICATIONS INDEX**

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                 INET         NASDAQ STOCK                    NASDAQ
          TECHNOLOGIES, INC.  MARKET (U.S.)  S & P 500  TELECOMMUNICATIONS
5/27/99              $100.00        $100.00    $100.00             $100.00
12/99                $388.19        $160.53    $111.00             $132.57
12/31/00             $225.00         $96.51    $100.89              $57.01

* $100 invested 5/27/99 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

** To comply with SEC disclosure requirements, the Nasdaq Telecommunications Index, which was not included in the Stock Performance Graph contained in our Proxy Statement relating to our 2000 Annual Meeting of Stockholders, is included in this Stock Performance Graph. The S&P 500 Index, which was included in the Stock Performance Graph in our Proxy Statement relating to our 2000 Annual Meeting of Stockholders, but which we do not intend to include in the Stock Performance Graph contained in our Proxy Statements relating to future Annual Meetings of Stockholders, is included in this Stock Performance Graph for comparative purposes in accordance with SEC disclosure requirements.

                                                   NASDAQ                NASDAQ
 MEASUREMENT PERIOD            INET          STOCK MARKET (U.S.)   TELECOMMUNICATIONS
(FISCAL YEAR COVERED)   TECHNOLOGIES, INC.          INDEX                INDEX          S&P 500
---------------------   ------------------   -------------------   ------------------   --------
       5/27/99                 100                   100                  100             100
      12/31/99                 388                   161                  133             111
      12/31/00                 225                    97                   57             101

    THE PRECEDING REPORT ON EXECUTIVE COMPENSATION, THE STOCK PERFORMANCE GRAPH, THE REPORT OF THE AUDIT COMMITTEE THAT FOLLOWS OR REFERENCES IN THIS PROXY STATEMENT TO THE INDEPENDENCE OF THE AUDIT COMMITTEE MEMBERS SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY OF OUR PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 WHICH MIGHT INCORPORATE FILINGS MADE BY US UNDER THOSE ACTS,

NOR WILL SUCH REPORTS, GRAPH OR OTHER INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY US UNDER THOSE ACTS, EXCEPT TO THE EXTENT THAT WE SPECIFICALLY INCORPORATE THIS INFORMATION BY REFERENCE.

CERTAIN TRANSACTIONS WITH MANAGEMENT

    Effective January 1, 2000, we sold our membership interest in Inet Global Research, L.L.C. to Epygi Technologies, Ltd., an entity controlled by Mr. Simonian, our Chairman of the Board, for a cash purchase price of $82,000. Epygi is currently performing programming services for us for which it is paid a monthly fee per dedicated full time programmer plus reimbursement of reasonable business expenses. Since the beginning of 2000 through March 31, 2001, we have made payments totaling approximately $1.8 million to Epygi for providing these services to us.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

    Based solely on our review of the copies of the forms furnished to us or written representations from the reporting persons that no Forms 5 were required, we believe that, during 2000, all of our executive officers, directors and greater than 10% beneficial owners complied with all applicable
Section 16(a) filing requirements.

                         REPORT OF THE AUDIT COMMITTEE

    Our Board of Directors has established an Audit Committee of independent directors, which operates under a written charter adopted by the Board. A copy of the charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee have been determined to be independent pursuant to Nasdaq's listing standards.

    Management has the primary responsibility for the financial statements and the related financial reporting process, which includes our systems of internal controls. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing and discussing the financial information that will be provided to our stockholders and others, the systems of internal controls that management and our Board of Directors have established and our audit and financial reporting processes. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management our audited financial statements for the year ended December 31, 2000; discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; and received from the independent auditors the written disclosures and the letter regarding their independence, as required by Independence Standards Board Standard No. 1, and discussed with the auditors their independence (including whether the provision of services not involving the annual audit or quarterly reviews of the financial statements is compatible with maintaining auditor independence) in light of these disclosures.

    Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements for the year ended December 31, 2000 be included in our Annual Report on Form 10-K filed with the SEC.

    Submitted by the Audit Committee of the Board of Directors:

                                          Grant A. Dove (Chairman)
                                          James R. Adams

                              INDEPENDENT AUDITORS

    Ernst & Young LLP served as our independent auditors for fiscal year 2000, and was selected by our Board of Directors to serve in this capacity for the 2001 fiscal year. Notwithstanding this selection, our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board of Directors believes that this change would be in our stockholders' best interests. Representatives of Ernst & Young are expected to be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

    Set forth below is a summary of certain fees that we paid to Ernst & Young for services in 2000 and for the 2000 audit. The engagement of Ernst & Young as our auditors was recommended to the Board by our Audit Committee, which considered, among other things, whether the provision of non-audit services is compatible with maintaining the auditors' independence.

AUDIT FEES

    We paid Ernst & Young an aggregate of $202,600 for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2000, and the reviews of our financial statements included in our Forms 10-Q for the first three quarters in 2000.

ALL OTHER FEES

    We paid Ernst & Young an aggregate of $179,253 for professional services rendered in 2000 other than for services described in the preceding paragraph. These professional services related primarily to accounting consulting, the audit of our 401(k) plan, tax consulting and compliance and employment and benefits consultation. During 2000, Ernst & Young did not provide us financial information systems design and implementation services.

                             STOCKHOLDER PROPOSALS

    Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws, stockholder proposals to be presented at our 2002 Annual Meeting of Stockholders and included in our Proxy Statement and form of proxy relating to that meeting, must be received by us at our offices in Richardson, Texas, addressed to our Secretary, not later than 120 days prior to April 16, 2002. Persons acting as proxies shall have discretionary authority to vote against any proposal presented at our 2002 Annual Meeting of Stockholders unless notice is received by us in the manner specified in the previous sentence. These proposals must comply with applicable Delaware law, certain rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

                           ANNUAL REPORT ON FORM 10-K

    WE WILL MAIL TO ANY STOCKHOLDER WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, AT OUR EXECUTIVE OFFICES LOCATED AT 1500 NORTH GREENVILLE AVENUE, RICHARDSON, TEXAS 75081.

                                 OTHER MATTERS

    Our Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment of our interests. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

                                 MISCELLANEOUS

    The cost of soliciting proxies will be paid by us and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this Proxy Statement. Solicitation will be made primarily through the use of the mail; however, our regular employees may, without additional remuneration, solicit proxies personally by telephone or Internet e-mail.

                                          By order of our Board of Directors,

                                          /s/ Mark H. Kleinman

                                          Mark H. Kleinman
                                          SECRETARY

April 16, 2001

                                   APPENDIX A
                            INET TECHNOLOGIES, INC.
                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

    The independent accountants' ultimate accountability is to the Board of Directors and the Audit Committee, as representatives of the stockholders. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for stockholder ratification in any proxy statement).

II. MEMBERSHIP

    The Audit Committee shall be comprised of two or more "independent directors" (within the meaning of applicable requirements promulgated from time to time by The Nasdaq Stock Market, Inc. or any exchange on which the Corporation's securities are listed), increasing to three or more independent directors not later than June 14, 2001, except as otherwise permitted or required by such applicable requirements. The Audit Committee will comply with the applicable composition and other audit committee requirements promulgated from time to time by The Nasdaq Stock Market, Inc. or any exchange on which the Corporation's securities are listed.

III. MEETINGS

    The Audit Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties the Audit Committee shall:

    1. Review this Charter at least annually and recommend any changes to the Board of Directors, and publish the Charter every three years in the annual meeting proxy statement.

    2. Report in the proxy statement on the matters required to be disclosed in the annual meeting proxy statement with respect to the Audit Committee.

    3. Prior to the release of the Corporation's annual and quarterly financial statements, review and discuss the financial statements with management and discuss with the independent accountants matters required by applicable auditing standards, including Statement on Auditing Standards No. 61. Recommend action to the Board of Directors regarding the inclusion of the audited financial statements in the stockholder and SEC annual reports.

    4. Review and discuss the systems of internal controls that management and the Board of Directors have established; the Corporation's audit and financial reporting processes; and any relevant internal financial reports prepared by management or any internal auditing department, or request a study of any particular area of interest or concern that the Audit Committee deems appropriate.

    5. On an annual basis, review and discuss the performance of the independent accountants. Obtain a formal written statement from the independent accountants consistent with Independence

       Standards Board Standard 1, delineating all relationships between the independent accountants and the Corporation and review and discuss with the accountants all such relationships that may impact the objectivity and independence of the accountants.

    6. Recommend to the Board of Directors the selection of or replacement of the independent accountants, and approve the annual audit fees and any significant non-audit fees to be paid to the independent accountants.

    7. Following completion of the annual audit, review and discuss with the independent accountants, the internal auditing department, if any, and management (a) the adequacy and effectiveness of the Corporation's systems of internal controls regarding finance and accounting, (b) any significant difficulties encountered during the course of the audit and
       (c) the independent accountant's judgments about the quality of the Corporation's accounting principles as applied in its financial reporting.

    8. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.


PROXY


                                                     INET TECHNOLOGIES, INC.

                                                  ANNUAL MEETING OF STOCKHOLDERS
                                                     TO BE HELD MAY 16, 2001

                                                THIS PROXY IS SOLICITED ON BEHALF
                                                    OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints Elie S. Akilian and William H. Mina, and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote the shares of the common stock, par value $0.001 per share, of Inet
Technologies, Inc., which the undersigned could vote, and with all power the undersigned would possess, if personally present at the 2001 Annual Meeting of Stockholders of Inet Technologies, Inc. to be held at Plano Centre, 2000 East Spring Creek Parkway,
Plano, Texas on Wednesday, May 16, 2001 at 10:00 a.m. (Central Time), and any adjournment thereof.








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                                                                                                                  indicated in   [x]
                                                                                                                  the example




1.  The election of Class I directors:       FOR all          WITHHOLD          By checking the box to the right, I consent
    Nominees:  James R. Adams and            nominees         AUTHORITY         to future access to the Annual Reports, proxy
    Grant A. Dove                           (except as     to vote for all      statements, prospectuses and other
                                           marked left)       nominees          communications from the Company
For, except vote withheld from the                                              electronically via the Internet.  I
following nominee(s):                                                           understand that the Company may no longer        [ ]
                                               [ ]               [ ]            distribute printed materials to me for any
_______________________________                                                 future stockholder meeting until such consent
                                                                                is revoked.  I understand that I may revoke
                                                                                my consent at any time by contacting the
2.  In their discretion, to act upon any matters incidental to the foregoing    Company's transfer agent, Mellon Investor
and such other business as may properly come before the Annual Meeting          Services, Ridgefield Park, NJ and that costs
or any adjournment thereof.                                                     normally associated with electronic access,
                                                                                such as usage and telephone charges, will be
                                                                                my responsibility.  Please disregard if you
                                                                                have previously provided your consent
                                                                                decision.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.  ANY STOCKHOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN
ITEM 2 ABOVE SHOULD MARK A LINE THROUGH THE ENTIRE ITEM.

                                                                 Receipt of the proxy statement dated April 16, 2001, is
                                                                 hereby acknowledged.

                                                                 Dated _________________________________, 2001

                                                                 _____________________________________________
                                                                 Signature

                                                                 _____________________________________________
                                                                 Signature

                                                                 (Please sign exactly and as fully as your name appears on
                                                                 your stock certificate.  If shares are held jointly, each
                                                                 stockholder should sign.)


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